EXHIBIT 4.3

AMENDMENT TO CERTAIN WARRANTS
FOR THE PURCHASE OF SHARES OF COMMON STOCK OF
ASTRATA GROUP INCORPORATED

THIS AMENDMENT TO CERTAIN WARRANTS FOR THE PURCHASE OF SHARES OF COMMON STOCK OF ASTRATA GROUP INCORPORATED (this “Amendment”), dated as of May 29, 2008, is made by and among Astrata Group Incorporated, a Nevada corporation (the “Issuer”), Vision Opportunity China Fund Limited (“VOC”) and Vision Opportunity Master Fund, Ltd. (“VOMF” and together with VOC, the “Holders”).

RECITALS:

WHEREAS, reference is made to the Warrants set forth on Schedule 1 attached hereto (collectively, the “Warrants”) pursuant to which the Holders are entitled to purchase shares of the Issuer’s Common Stock at the exercise price set forth on Schedule 1 attached hereto, per share, upon the various terms and conditions set forth therein.  Capitalized terms used but not defined, herein shall have the meanings ascribed to such terms in the Warrants; and

WHEREAS, in consideration for the exercise of 5,744,740 Warrants held by VOC and the exercise of 10,255,260 Warrants held by VOMF, the parties hereto desire and have agreed to amend the Warrants, pursuant to this Amendment, such that upon exercise the Holders shall be entitled to purchase shares of the Issuer’s newly issued Series C Convertible Preferred Stock, as authorized by the Certificate of Designation filed with the Nevada Secretary of State on May 29, 2008, a certified copy of which is attached as Exhibit A hereto, in lieu of the Common Stock at an exercise price of $0.25 per preferred share, in the amounts set forth on Schedule I attached hereto; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.    Amendments to Warrants.

(a)    Series C Preferred Shares.  Each of the Warrants is hereby amended so that upon exercise of the Warrants, in lieu of receiving shares of Common Stock at the exercise price per share set forth on Schedule 1 attached hereto, the Holders shall receive shares of the Issuer’s newly issued Series C Convertible Preferred Stock with a stated value per share of $7.80 at an conversion price per share of $0.39 (the “Series C Preferred Shares”), as authorized by the Certificate of Designation filed with the Nevada Secretary of State on May 29, 2008, a certified copy of which is attached as Exhibit A hereto, as more fully set forth on Schedule I attached hereto.  The new form of Exercise Notice for the Warrants, as amended by this Amendment, is attached hereto as Exhibit B.

(b)    Reduction in Warrant Price. The parties hereby agree to modify the terms of the Warrants so as to reduce the exercise price of the Warrants such that the exercise price shall be reduced to $0.25 per share (“Special Exercise Price”) subject to (i) the exercise of the Warrants, in whole or in part, and receipt by the Company of payment in full of the Purchaser’s aggregate Special Exercise Price, on or before June 17, 2008, (ii) the satisfaction of the terms and conditions set forth in the letter to the holders of the Warrants dated on or around the date hereof and attached hereto as Exhibit C; and (iii) the execution of the Lock-Up Agreement by such Warrant holder.

(c)    Removal of Cashless Exercise Option.  Each of the Warrants is hereby amended to delete Sections 2(b)(ii) and 2(b)(iii), as applicable, in their entirety such that the Warrants may not be exercised pursuant to a cashless exercise.

(d)    Amendment of Anti-Dilution Provisions.  Each of the Warrants is hereby amended to delete Sections 4(d) and (e) in their entirety such that the applicable Warrant Price of the Warrants shall not be adjusted as a result of the issuance of Additional Shares of Common Stock or Convertible Securities.

2.    Delivery of Series C Preferred Stock Certificates.  Following any exercise by the Holders of the Warrants into Series C Preferred Shares, the Issuer shall promptly prepare and deliver to the Holders certificates representing the Series C Preferred Shares in an amount equal to the number of Series C Preferred Shares so exercised.

3.    Use of Proceeds.  Upon execution of this Agreement by the parties, VOC shall exercise 5,744,740 Warrants held by it at an aggregate exercise price of $1,436,185 and VOMF shall exercise 10,255,260 Warrants held by it at an aggregate exercise price of $2,563,815 for shares of Series C Preferred Stock in accordance with this Amendment.  The Issuer hereby agrees that at least $150,000 of the proceeds of such exercise shall be used for services of an investor relations firm acceptable to VOC and VOMF within 90 days of the date hereof.

4.    Board Resolutions.  Prior to the signing of this Amendment, the Issuer shall have provided the Holders with a certified copy of the resolutions of the Board of Directors (or if the Board of Directors takes action by unanimous written consent, a copy of such unanimous written consent containing all of the signatures of the members of the Board of Directors) of the Issuer, authorizing the execution, delivery and performance of this Amendment and the filing of the Certificate of Designation of the Series C Convertible Preferred Stock with the Nevada Secretary of State.

5.    Ratification.  Except as expressly amended hereby, all of the terms, provisions and conditions of the Warrants are hereby ratified and confirmed in all respects by each party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

6.    Entire Agreement.  This Amendment and the Warrants constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect thereto.

7.    Amendments.  No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all parties hereto.

8.    Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  Each party shall be entitled to rely on a facsimile signature of any other party hereunder as if it were an original.

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9.    Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

10.          Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ASTRATA GROUP INCORPORATED

By: /s/ Martin George Euler
Name: Martin George Euler
Title: Chief Executive Officer

VISION OPPORTUNITY MASTER FUND, LTD.

By:__________________________________
Name:
Title:

VISION OPPORTUNITY CHINA FUND LIMITED

By:__________________________________
Name:
Title:

Signature Page to the Amendment to the Warrants

Schedule I

Warrants

Number of warrant shares	Holder	Exercise price	Warrant name	Expiration
3,750,000	VOMF	$1.00	Wt A	10/13/2012
3,750,000	VOMF	$1.50	Wt B	10/13/2012
3,657,142	VOC	$1.00	WT J	12/19/2008
2,250,000	VOMF	$1.00	WT C	10/13/2012
2,250,000	VOMF	$1.50	WT D	10/13/2012
1,828,571	VOC	$1.00	Wt A	12/19/2012
1,828,571	VOC	$1.50	Wt B	12/19/2012
1,828,571	VOC	$1.25	WT C	12/19/2013
1,828,571	VOC	$1.75	WT D	12/19/2013
1,500,000	VOMF	$1.00	WT C	10/13/2012
1,500,000	VOMF	$1.50	WT D	10/13/2012
1,200,000	VOMF	$1.35	Wt V	05/02/2012
628,572	VOMF	$0.70	WT J	12/19/2008
375,000	VOMF	$1.00	Wt A	11/16/2012
375,000	VOMF	$1.50	Wt B	11/16/2012
375,000	VOMF	$1.00	WT C	11/16/2012
375,000	VOMF	$1.50	WT D	11/16/2012
314,286	VOMF	$1.00	Wt A	12/19/2012
314,286	VOMF	$1.50	Wt B	12/19/2012
314,286	VOMF	$1.25	WT JA	12/19/2013
314,286	VOMF	$1.75	WT JB	12/19/2013

Exhibit A

Certified Copy of Series C Certificate of Designation

Exhibit B

EXERCISE FORM
WARRANT

ASTRATA GROUP INCORPORATED

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Series C Preferred Stock.

Dated: _________________	Signature ___________________________

Address ___________________________
___________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________	Signature ___________________________

Address ___________________________
___________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _____ shares of Series C Preferred Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________	Signature ___________________________

Address ___________________________
___________________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Series C Preferred issued therefor in the name of _______________, Warrant No. W-_____ issued for _____ shares of Series C Preferred Stock in the name of _______________.

Exhibit B